Exhibit 10.11.1

Execution Version

Dated 12 November 2013

GE CAPITAL BANK AG

Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany

and

Constellium Singen GmbH (formerly: Alcan Singen GmbH)

Alusingen-Platz 1, 78224 Singen, Germany

AMENDMENT AGREEMENT

to a Factoring Agreement (dated 16 December 2010)

Index

Section	Page

1. DEFINITIONS	3

2. INTERPRETATION	3

3. AMENDMENT TO THE FACTORING AGREEMENT	4

4. PARTIAL INVALIDITY; WAIVER	4

5. APPLICABLE LAW; JURISDICTION	4

This Amendment Agreement (the “Agreement”) is dated 12 November 2013, and entered into between

(1)	GE CAPITAL BANK AG, Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany, (hereafter referred to as “GE CAPITAL”); and

(2)	CONSTELLIUM SINGEN GMBH (formerly: Alcan Singen GmbH), registered with the commercial register of the local court (Amtsgericht) of Freiburg, with registration number HRB 540034, having its registered seat at Alusingen-Platz 1, 78224 Singen, Germany, (hereafter referred to as the “Originator”).

GE CAPITAL and Constellium Singen are hereafter referred to as the “Parties”.

WHEREAS:

(1)	GE Capital as purchaser and the Originator as seller entered into a factoring agreement 16 December 2012, pursuant to which the Originator sells certain receivables to GE CAPITAL (the “Factoring Agreement”).

(2)	Due to a corporate restructuring within the Originator’s group (the “Restructuring”), the names of certain members of the Group (as defined by reference below) have changed.

(3)	GE Capital together with further GE companies, and further companies belonging to the same group as the Originator, entered into additional factoring agreements, and are in the process to enter into that certain refinancing transaction (the “Refinancing”).

(4)	In the course of the Refinancing, the Parties have agreed to amend the Factoring Agreement with respect to the Maximum Commitment and the Termination Date (each as defined in the Factoring Agreement).

GE CAPITAL and the ORIGINATOR have agreed to enter into this Agreement in order to amend the Factoring Agreement which are necessary due to the Restructuring and the Refinancing.

1.	DEFINITIONS

Terms in italics have the meaning ascribed to them in the Factoring Agreement, unless otherwise defined herein.

2.	INTERPRETATION

Due to the Restructuring, the names of certain companies of the Group have changed. Accordingly, any reference to the companies’ former names shall be construed as to references to their current names as follows, (as applicable):

Former Name	Current name
Alcan Singen GmbH	Constellium Singen GmbH
Alcan Aluminium Presswerke GmbH	Constellium Extrusions Deutschland GmbH
Alcan Aluminium Valais SA, Sierre	Constellium Valais SA

3.	AMENDMENT TO THE FACTORING AGREEMENT

3.1.	Schedule 1 (Terms and Conditions) clause 4 (Maximum Commitment) shall be amended in whole and read as follows:

“GE CAPITAL will set a maximum limit for each Constellium Singen GmbH (formerly Alcan Singen GmbH), Constellium Extrusions Deutschland GmbH (formerly Alcan Aluminium Presswerke GmbH) and Constellium Valais SA (formerly Alcan Aluminium Valais SA, Sierre), provided that the total aggregate Maximum Commitment under the respective factoring agreements between GE CAPITAL and Constellium Singen GmbH (formerly Alcan Singen GmbH), Constellium Extrusions Deutschland GmbH (formerly Alcan Aluminium Presswerke GmbH) and Constellium Valais SA (formerly Alcan Aluminium Valais SA, Sierre) amounts to 115,000,000.00 EUR (one hundred and fifteen million Euro) and which can be changed upon request of the respective originator(s).”

3.2.	Schedule 1 (Terms and Conditions) clause 6 (Termination Date) shall be amended in whole and read as follows:

“04 June 2017”

4.	PARTIAL INVALIDITY; WAIVER

4.1.	Invalidity

If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be deemed replaced by that provision which best meets the intent and the economic purpose of the void or unenforceable provision.

4.2.	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Originator or GE CAPITAL, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

5.	APPLICABLE LAW; JURISDICTION

5.1.	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

5.2.	German Courts

The courts of Mainz have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

SIGNATORIES

GE CAPITAL BANK AG

Signed by:

Title:

	13. NOV. 2013	13. NOV. 2013

Constellium Singen GmbH

Signed by:	C. Sahyoun

Title: